UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

MKS INSTRUMENTS, INC.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	000-23621	04-2277512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 978 645-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2024, the Board of Directors (the “Board”) of MKS Instruments, Inc. (the “Company”) appointed Michelle M. McCarthy to serve as Vice President and Chief Accounting Officer of the Company, effective March 4, 2024. In connection with her appointment, Ms. McCarthy will replace Seth H. Bagshaw, the Executive Vice President, Chief Financial Officer and Treasurer of the Company, as the principal accounting officer of the Company, effective March 4, 2024. Mr. Bagshaw will continue to serve as the principal financial officer of the Company until his previously announced retirement as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective April 1, 2024. In addition, as previously announced, Mr. Bagshaw will remain employed in the role of special advisor to the Company until May 1, 2024.

Ms. McCarthy, 43, has served as Senior Vice President and Chief Accounting Officer of Mercury Systems, Inc. (“Mercury”), a technology company that delivers processing power for aerospace and defense missions, since December 2022, where she manages Mercury’s global accounting function. She also served as Interim Chief Financial Officer and Treasurer of Mercury from February 2023 to July 2023 and as Vice President and Chief Accounting Officer of Mercury from February 2018 to December 2022. Ms. McCarthy previously served in various roles at Analog Devices, Inc., a semiconductor company, including as Corporate Controller from April 2015 to February 2018. Ms. McCarthy holds a B.S. in Accounting from Suffolk University and is a certified public accountant.

In connection with Ms. McCarthy’s appointment as Vice President and Chief Accounting Officer, the Company entered into an Employment Agreement with Ms. McCarthy (the “Agreement”). Pursuant to the Agreement, Ms. McCarthy will (i) receive an annual base salary of $400,000, (ii) be eligible to participate in the Company’s Management Incentive Plan, under which she will have an annual cash bonus target of 50% of her eligible earnings, and (iii) be eligible to receive an annual equity award, which for 2024 will have a grant date value of $350,000 and will be in the form of time-based restricted stock units (the “2024 RSUs”). Pursuant to the Agreement, Ms. McCarthy will also receive a one-time sign-on cash bonus of $300,000 and a one-time sign-on equity award with a grant date value of $400,000 in the form of time-based restricted stock units (the “Sign-on RSUs”). The 2024 RSUs and the Sign-on RSUs (i) will be subject to the terms and conditions of the Company’s 2022 Stock Incentive Plan and the respective restricted stock unit agreement, (ii) are each expected to be granted on or about April 15, 2024, and (iii) will vest in three equal annual installments beginning on the first anniversary of the respective grant date.

There are no arrangements or understandings between Ms. McCarthy and any other persons pursuant to which Ms. McCarthy was named Vice President and Chief Accounting Officer of the Company. There are also no family relationships between Ms. McCarthy and any director or executive officer of the Company. In addition, Ms. McCarthy has no direct or indirect material interest in any “related person” transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

Date: February 8, 2024	By:	/s/ Kathleen F. Burke
Name: Kathleen F. Burke Title: Executive Vice President, General Counsel & Secretary